UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

Callisto Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, New York 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On December 30, 2008, Callisto Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase and exchange agreement (“Purchase Agreement”) with several investors, each of whom holders of  record as of November 4, 2008 of outstanding  warrants to purchase shares of the Company’s common stock,  exercisable at $0.50 or $0.70 per share until August 2, 2010 (“Series B Warrants”). The Series B Warrants were  issued in connection with the private placement of the Company’s Series B Preferred Shares on August 2, 2007.  ..  Pursuant to the  Purchase Agreements we issued $201,905.26 of an authorized $500,000 11% Secured Notes due April 15, 2010 (“11% Notes”) with no discount.  Interest on the 11% Notes is due on maturity, whether on April 15, 2010 or by acceleration and payment of the 11% Notes is secured by a pledge of up to 1,900,000 shares (if all $500,000 principal amount of the 11% Notes is sold) shares of the common stock of Synergy Pharmaceuticals, Inc. owned by the Company.

Pursuant to the Purchase Agreement, we will issue to the purchasers of the 11% Notes 23,219,104 common stock purchase warrants (“New Warrants”) in exchange for the surrender and cancelation of 11,298,133.78  outstanding Series B Warrants. The New Warrants have an exercise price, subject to certain adjustments, of $0.02  per share and are exercisable at any time on or prior to December 31, 2016. The New Warrants do not grant the holders thereof any voting or other rights of our stockholders.

Upon the occurrence of certain events of default defined in the 11% Notes, including events of default under the transaction documents related to the financing, the full principal amount of the 11% Notes, together with interest and other amounts owing, become immediately due and payable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms and sale of, and the financial obligations created by, the 11% Notes.

Item 3.02        Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the 11% Notes and the exchange of New Warrants for outstanding Series B Warrants. Each of the purchasers represented that they were accredited investors and the Company did not engage a broker or make any general solicitation in connection with the sale of the securities. The sale of the 11% Notes and issuance of the New Warrants were made pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2008

CALLISTO PHARMACEUTICALS, INC.

	By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer

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